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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report:  APRIL 2, 1997                      Commission File No. 0-27352
                 -------------                                          -------
(Date of earliest event reported)



                                 HYBRIDON, INC.
                                 --------------
             (Exact name of registrant as specified in its Charter)


         DELAWARE                                       04-3072298
         --------                                       ----------
(State of other jurisdiction of               (IRS Employer Identification No.)
incorporation or organization)

620 MEMORIAL DRIVE, CAMBRIDGE, MASSACHUSETTS                           02139
--------------------------------------------                           -----
(Address of principal executive offices)                             (Zip Code)

                                 (617) 528-7000
                                 --------------
             (Registrant's telephone number, including area code)


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ITEM 5.  OTHER EVENTS

     On April 2, 1997, Hybridon, Inc. (the "Company") completed the sale of $50,000,000 aggregate principal amount of 9% Convertible Subordinated Notes Due 2004 (the "Notes"). Interest on the Notes will be payable semi-annually in arrears on April 1 and October 1 of each year, commencing October 1, 1997. The Notes are convertible at the option of the holder at any time prior to maturity, unless previously redeemed or repurchased, into shares of Common Stock, $.001 par value per share (the "Common Stock"), of the Company at a conversion price of $7.0125 per share, subject to adjustment under certain circumstances (the "Conversion Price").

     The Notes are unsecured and subordinate to all Senior Indebtedness (as defined). The indenture under which the Notes were issued does not restrict the incurrence of additional indebtedness by the Company or any of its subsidiaries. The Notes are not redeemable prior to April 1, 2000. Thereafter, the Notes are redeemable at any time, in whole or in part, at the Company's option, at specified redemption prices, in each case, plus accrued dividends to the date of repurchase; provided that from April 1, 2000 to March 31, 2001, the Notes may not be redeemed unless the closing market price of the Common Stock equals or exceeds 150% of the Conversion Price for a period of at least 20 out of 30 consecutive trading days and the Notes are redeemed within 60 days after such trading period.

     Upon a Change of Control (as defined), the Company will offer to repurchase each holder's Notes at a purchase price equal to 150% of the principal amount thereof, plus accrued and unpaid interest to the date of repurchase.

     The Notes have been accepted for inclusion in the Private Offerings, Resales and Trading through Automated Linkages ("PORTAL") Market. Pursuant to a Registration Rights Agreement dated as of March 26, 1997, the Company has agreed to file a Shelf Registration Statement (as defined) relating to the Notes and the shares of Common Stock issuable upon conversion of the Notes.

ITEM 7.  EXHIBITS

1. Purchase Agreement dated as of March 26, 1997 between Forum Capital Markets L.P. ("Forum") and the Company.

4. Indenture dated as of March 26, 1997 between State Street Bank and Trust Company and the Company.

10.1 Registration Rights Agreement dated as of March 26, 1997 between Forum and the Company.


                                      -2-


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10.2 Warrant Agreement dated as of March 26, 1997 between Forum and the Company.

99.1 Press release dated March 27, 1997.

99.2 Press release dated April 2, 1997.


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                                   SIGNATURES




     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  April 9, 1997     HYBRIDON, INC.


                          /s/ E. Andrews Grinstead, III
                          ------------------------------
                          E. Andrews Grinstead, III
                          Chairman, President and Chief Executive
                          Officer





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                                INDEX TO EXHIBITS




 EXHIBIT
   NO.        DESCRIPTION
 -------      -----------

   1          Purchase Agreement dated as of March 26, 1997 between Forum
              Capital Markets L.P. ("Forum") and the Company.

   4 Indenture dated as of March 26, 1997 between State Street Bank and Trust Company and the Company.

   10.1       Registration Rights Agreement dated as of March 26, 1997 between
              Forum and the Company.

   10.2 Warrant Agreement dated as of March 26, 1997 between Forum and the Company.

   99.1       Press release dated March 27, 1997.

   99.2       Press release dated April 2, 1997.
